Exhibit 23.5

CONSENT OF FREDRIKSON & BYRON, P.A.

We hereby consent to the use of our name under the caption “Legal Matters” in the Proxy Statement/Prospectus constituting a part of the Registration Statement.

Very Truly Yours,

/s/ Fredrikson & Byron, P.A.